Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) Registration Statements No. 333-211321 and No. 333-255758 on Form S-8 of Turning Point Brands, Inc. and (ii) Registration Statement No. 333-274825 on Form S-3 of Turning Point Brands, Inc. of our report dated March 6, 2025, relating to the consolidated financial statements of Turning Point Brands, Inc., appearing in the Annual Report on Form 10-K of Turning Point Brands, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Charlotte, North Carolina

March 2, 2026